EXHIBIT 99.4 Resignation Letter, dated September 8, 2010, tendered by Naoko Hatakeyama
September 8, 2010
Dear Mr. Christopher P. Holbert
Chief Executive Officer
Duoyuan Printing
I inform my resignation from the Duoyuan Printing board. Please let me know any procedures I need to follow.
Sincerely yours,
/s/ Naoko Hatakeyama
Naoko Hatakeyama